UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2005

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

AmeriGas Propane, Inc. (the "Company"), the general partner of AmeriGas Partners, L.P. ("AmeriGas Partners"), has agreed to pay an annual salary and is providing certain other benefits to Mr. Jerry E. Sheridan in connection with his service as Vice President–Finance and Chief Financial Officer of the Company. A description of the agreement is set forth in Item 5.02 below and is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 15, 2005, Mr. Jerry E. Sheridan, age 40, will become the Vice President-Finance and the Chief Financial Officer of the Company. On the same date, Michael J. Cuzzolina will resign as Vice President-Finance and Chief Financial Officer of the Company. Mr. Cuzzolina will continue his role as Vice President-Accounting and Financial Control of parent company UGI Corporation. In addition to the full range of resposibilities generally associated with the chief financial officer position, Mr. Sheridan will be responsible for AmeriGas Partners' corporate development program and for operation of its two West Coast customer service centers.

Previously, Mr. Sheridan served as President and Chief Executive Officer of Potters Industries, Inc., a global manufacturer of engineered glass materials and a wholly owned subsidiary of PQ Corporation (2003 to 2005). In addition, Mr. Sheridan served as Executive Vice President (2003 to 2005) and as Vice President and Chief Financial Officer (1999 to 2003) of PQ Corporation, a global producer of inorganic specialty chemicals. On February 11, 2005, PQ Corporation was acquired by Niagara Holdings, Inc., a newly formed corporation associated with J.P. Morgan Partners, L.P. None of the following entities are affiliates of AmeriGas Partners, or any of its subsidiaries or affiliates: PQ Corporation, Potters Industries, Inc., Niagara Holdings, Inc. or J.P. Morgan Partners.

The Company has agreed to pay Mr. Sheridan an annual base salary of $260,000. In addition, Mr. Sheridan shall be eligible to participate in the Company’s annual bonus plan. His target and maximum annual bonus plan opportunities, as a percentage of annual base salary, are 45% and 90%, respectively, prorated for fiscal year 2005 based on his date of hire. The annual bonus for fiscal year 2005 is payable based on achievement of a financial goal based on earnings per AmeriGas Partners’ common unit ("Common Unit"). Mr. Sheridan will also receive a hiring bonus of $50,000.

Mr. Sheridan will participate in the Company’s long-term compensation plan, the 2000 Long-Term Incentive Plan ("2000 Plan"), and UGI Corporation’s 2004 Omnibus Equity Compensation Plan ("2004 Plan"). The Compensation/Pension Committee of the Board of Directors of the Company approved awards to Mr. Sheridan under the 2000 Plan as follows:

1) a transition award of 3,000 phantom performance-contingent restricted Common Units (333 of which may be earned at the end of the 2003-2005 measurement period; 1,000 of which may be earned at the end of the 2004-2006 measurement period and 1,667 of which may be earned at the end of the 2005-2007 measurement period, based on AmeriGas Partners’ total shareholder return ("TSR") relative to the TSR of AmeriGas Partners’ peer group of companies during the aforementioned measurement periods).

The Compensation and Management Development Committee of the Board of Directors of UGI Corporation approved awards to Mr. Sheridan under the 2004 Plan as follows:

1) a transition award of 15,000 UGI Corporation stock options, vesting in three equal annual installments beginning on August 15, 2006.

The Company will provide Mr. Sheridan with cash benefits ("Benefits") if there is a termination of his employment without cause at any time within three years following a change of control of AmeriGas Partners or UGI Corporation. In addition, following a change of control, he may elect to terminate his employment without loss of Benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; or excessive travel requirements. Benefits under this arrangement will be equal to 1.0 times his average annual remuneration from the Company for the preceding five calendar years (or such number of actual full calendar years of employment, if less than five) and are in addition to any severance benefits under the Company’s Executive Employee Severance Pay Plan. If Benefits payable under the change of control arrangement, either alone or together with other payments, would constitute "excess parachute payments," as defined in Section 280G of the Internal Revenue Code, Mr. Sheridan will also receive an amount to satisfy his additional tax burden.

Mr. Sheridan will participate in the Company’s benefit plans, including the Supplemental Executive Retirement Plan ("SERP"). The SERP provides that the Company shall establish an account for Mr. Sheridan to which shall be credited annually an amount equal to 5% of his maximum recognizable compensation under Section 401(a)(17) of the Internal Revenue Code and 10% of his compensation, if any, in excess of such maximum recognizable compensation. In addition, effective for amounts forfeited in 2005 and subsequent years, in the event that any portion of the employer matching contribution allocated to Mr. Sheridan under the Company’s 401(k) Plan with respect to a prior plan year is forfeited to satisfy the nondiscrimination requirements of section 401(k), 401(m) or 401(a)(4) of the Internal Revenue Code, the Company shall credit to his account under the Company’s SERP, in the year in which the forfeiture occurs, an amount that is equal to the forfeited employer matching contributions, adjusted for earnings and losses as provided under the Company’s 401(k) Plan to the date forfeited.

Mr. Sheridan is eligible for executive perquisites including financial planning/tax preparation services, participation in the executive health maintenance program and airline club membership.

As a condition of his employment, Mr. Sheridan will be required to sign a Confidentiality and Post-Employment Activities Agreement which will restrict Mr. Sheridan from competing with AmeriGas Partners and its affiliates following the termination of his employment.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Description of oral, at-will employment agreement between AmeriGas Propane, Inc. and Mr. Jerry E. Sheridan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

August 8, 2005	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

10.01	Description of oral, at will employment agreement between AmeriGas Propane, Inc. and Mr. Jerry E. Sheridan